UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2008

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ROTATE BLACK, INC.

 (Exact name of registrant as specified in its charter)

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Nevada	333-44315	75-3225181
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

932 Spring Streets, Petoskey, Michigan 49770

 (Address of Principal Executive Office) (Zip Code)

(231) 347-0777

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On October 7, 2008, the Company entered into a definitive agreement with Rotate Black, LLC (“RBL”) a Michigan Limited Liability Company for the acquisition of Rotate Black Gaming, Inc.

Under the terms of the agreement, Rotate Black, Inc. will be acquiring seventy five percent (75%) of the outstanding capital stock of Rotate Black Gaming, Inc. for 26,000,000 shares of Rotate Black, Inc. common stock.

Rotate Black Gaming, Inc.

Rotate Black Gaming, Inc. (“RBGI) is currently contracted for the exclusive development and management of a world-class casino resort to be located in the Catskills area of New York State.

Pursuant to the agreements the Company will be transferring 63 acres of its property in partial consideration of acting as the exclusive developer and manager of the proposed casino resort.

The envisioned casino project is slated to include an all suites hotel, enclosed pool environment, multiple restaurants, banquet facilities, food court, and spa.

The development has been designed by Friedmutter & Associates and in conjunction with Perini Construction.

Item 9.01

(a)

Exhibits. The following exhibits are filed herewith:

None

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Rotate Black, Inc .
(Registrant)

By:	/s/ DUAL COOPER
Name: Title:	Dual Cooper President

Dated: December 26, 2008